UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

IDS LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	033-28976	41-0823832
(State or other jurisdiction of	Commission File Number	(IRS Employer
incorporation)		Identification No.)

227 Ameriprise Financial Center
Minneapolis, MN	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreements

The registrant, IDS Life Insurance Company (“IDS Life”), is a stock life insurance company incorporated in 1957 under the laws of and is domiciled in Minnesota.  American Enterprise Life Insurance Company (“AEL”) is a stock life insurance company incorporated in 1981 under the laws of and domiciled in Indiana.  AEL is wholly owned by IDS Life and holds Certificates of Authority in the District of Columbia and all states except New York.  American Partners Life Insurance Company (“APL”) is a stock life insurance company incorporated in 1988 under the laws of and is domiciled in Arizona.  APL is also wholly owned by IDS Life.

On March 17, 2006, IDS Life and AEL executed an Agreement and Plan of Merger (the “AEL Agreement”), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the AEL Agreement, AEL will be merged with and into IDS Life pursuant to the laws of the states of Minnesota and Indiana (the “AEL Merger”).  The AEL Agreement provides that IDS Life shall be the surviving corporation of the AEL Merger and shall continue to exist as a domestic stock life insurance company under the laws of the State of Minnesota. The AEL Agreement also provides that, upon effectiveness of the AEL Merger, AEL shall cease to exist and its property and obligations shall become the property and obligations of IDS Life.

On March 17, 2006, IDS Life also entered into an Agreement and Plan of Merger (the “APL Agreement”) with APL, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Under the APL Agreement, APL will be merged with and into IDS Life pursuant to the laws of the states of Minnesota and Arizona (the “APL Merger” and, collectively with AEL Merger, the “Mergers”).  The APL Agreement provides that IDS Life shall be the surviving corporation of the APL Merger and shall continue to exist as a domestic stock life insurance company under the laws of the State of Minnesota.   The APL Agreement also provides that, upon effectiveness of the APL Merger, APL shall cease to exist and its property and obligations shall become the property and obligations of IDS Life.

Simultaneously with the effectiveness of the Mergers, the AEL Agreement and the APL Agreement each provide that the Articles of Incorporation of IDS Life shall be amended to change its name to RiverSource Life Insurance Company (“RiverSource Life”).  It is anticipated that RiverSource Life will remain domiciled in Minnesota and will continue to be a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”), a Delaware corporation, immediately after the Mergers.

Among other conditions precedent, the Mergers and the change of IDS Life’s name to RiverSource Life are subject to certain regulatory approvals.  IDS Life currently anticipates that the Mergers and name change will be effective as of December 31, 2006.

7.01  Regulation FD Disclosure

As noted in the registrant’s 10-K for the 2005 fiscal year, Ameriprise Financial anticipates that it will streamline the organizational structure of its insurance business by consolidating certain of its insurance subsidiaries at year-end 2006.  This reorganization will incorporate the new RiverSource branding strategy into the names of IDS Life and IDS Life’s life insurance operating company subsidiaries and is anticipated to result in certain expense and capital-deployment efficiencies.

Concurrent with the AEL Merger and the APL Merger, it is also anticipated that, subject to obtaining certain regulatory approvals, American Centurion Life Assurance Company (“ACL”), another of IDS Life’s subsidiaries, will merge (“ACL Merger” and, collectively with the AEL Merger and APL Merger, the “Mergers”) into IDS Life Insurance Company of New York (“IDS Life — NY”) a further IDS Life subsidiary, with IDS Life - NY being the survivor of that merger and changing its name to “RiverSource Life Insurance Co. of New York”.

The result of the Mergers will be, upon consummation, the reduction of the number of Ameriprise Financial’s domestic life insurance operating subsidiaries from five to two as illustrated in the following table:

Existing Entities	Anticipated Survivor Entity
IDs Life Insurance Company	RiverSource Life Insurance Company
American Enterprise Life
American Partners Life

IDS Life Insurance Company of New York	RiverSource Life Insurance Co. of New York
American Centurion Life

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Agreement and Plan of Merger dated March 17, 2006 by and between IDS Life Insurance Company and American Enterprise Life Insurance Company.

99.2	Agreement and Plan of Merger dated March 17, 2006 by and between IDS Life Insurance Company and American Partners Life Insurance Company.

FORWARD-LOOKING STATEMENTS:  The terms “is anticipated” or “anticipates” in this report identify forward-looking statements that reflect our plans, estimates and beliefs.  Forward-looking statements are subject to risks and uncertainties, and actual results may vary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ Heather M. Somers
Name: Heather M. Somers
Title: Assistant General Counsel and Assistant Secretary

DATE:   March 17, 2006

IDS LIFE INSURANCE COMPANY

CURRENT REPORT ON FORM 8-K

Report Dated March 17, 2006

Exhibit No.	Description

99.1	Agreement and Plan of Merger dated March 17, 2006 by and between IDS Life Insurance Company and American Enterprise Life Insurance Company.

99.2	Agreement and Plan of Merger dated March 17, 2006 by and between IDS Life Insurance Company and American Partners Life Insurance Company.